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                                  EXHIBIT 99.1

                  TTR TECHNOLOGIES ANNOUNCES MANAGEMENT CHANGE

     NEW YORK--April 14, 2004--TTR Technologies, Inc. (OTCBB: TTRE) announced today that Mr. Sam Brill, its Chief Operating Officer and a Director, has resigned as the Company's Chief Operating Officer to pursue other interests. Mr. Brill will continue in a part-time role with the Company as Vice President, Internal Operations. Mr. Brill will also continue to serve as a Director for the Company.

     "During more than two and a half years of service for TTR, Sam was a tremendous performer who made significant contributions to the Company's transformation. Sam continues to be a valuable member of our staff and Board of Directors. Sam's re-assignment is part of our continuing management restructuring efforts in connection with our new business," stated Mr. Frank Galuppo, the Company's Chief Executive Officer.


About TTR Technologies, Inc.

TTR Technologies, Inc. is focused on delivering Ethernet solutions to the Fiber-to-the-Premises (FTTP) broadband access market. The Company's solutions provide high performance, scalable, and reliable customer premises, access aggregator and central office products enabling high-speed Internet access, video applications and voice-over-Internet protocol services to end customers in a cost effective manner.

FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2003, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

CONTACT:

TTR Technologies, Inc.
Samuel Brill, 718-851-2881
samb@ttrtech.com
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